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                                                                     EXHIBIT 11


           HEALTHDYNE INFORMATION ENTERPRISES, INC. AND SUBSIDIARIES
             STATEMENT OF COMPUTATION OF PER SHARE EARNINGS (LOSS)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                  FOR THE PERIOD
                                                                                                   FROM JUNE 15,
                                                                                                   1994 (DATE OF
                                                YEAR ENDED                YEAR ENDED             INCORPORATION) TO
                                             DECEMBER 31, 1996         DECEMBER 31, 1995         DECEMBER 31, 1994
                                             -----------------         -----------------         -----------------
Net earnings (loss)                            $   1,183                   $  (9,983)             $  (1,265)
                                               =========                   =========              =========

Primary shares:
     Weighted average number of
     common shares outstanding                    17,481                      15,653                 15,500
     Additional shares issuable from
         assumed exercise of options               1,395                         --*                    --*
                                               ---------                   ---------              ---------
                                                  18,876                      15,653                 15,500
                                               =========                   =========              =========

Net earnings (loss) per common share
     and common share equivalent               $     .06                   $    (.64)             $    (.08)
                                               =========                   =========              =========

Fully diluted shares:
     Weighted average number of
         common shares outstanding
         per primary computation above            17,481                      15,653                 15,500
     Additional shares issuable from
         assumed exercise of options               1,698                         --*                    --*
                                               ---------                   ---------              ---------
                                                  19,179                      15,653                 15,500
                                               =========                   =========              =========

Net earnings (loss) per common share
     and common share equivalent               $     .06                   $    (.64)             $    (.08)
                                               =========                   =========              =========

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*    Since stock options are antidilutive to the loss per common share calculations, stock options are not considered in such loss per share calculations.